Shenzhen Municipality

Labor Contract
(Applicable to full-time employees)

Prepared by Shenzhen Municipal Bureau of Labor and Social Security

Party A (Employer)

Name:	Shenzhen Image Technologies Co., Ltd.
Address:	Room 01B, 02/F, Podium Building, Guodu Golf Garden(Luzhi Xuan, Luyi Xuan and Lutao Xuan), North of Xinsha Road, Futian District, Shenzhen City
Legal Representative (Major Principal)	Zeng Hua
Contact:	Zeng Hua
Telephone:	0755-22211114

Party B (Employee)

Name:	Wang jing
Sex:	Female
ID Card (Passport) No.:
Address:
Telephone:

In accordance with the Labor Law of the People's Republic of China (hereinafter referred to as “Labor Law”), Labor Contract Law of the People's Republic of China (hereinafter referred to as “Labor Contract Law”) and other relevant laws and regulations, Party A and Party B, on the basis of legality, fairness, equality, voluntariness as well as honesty and credibility, conclude this Contract through amicable negotiation and observe all the provisions herein.

I. Term of Contract
(I)	Party A and Party B agree to decide the term of the Contract by the following1st way:
1.	Fixed term: from September 1, 2011 to September 1, 2014.
2.	Flexible term: from to .
3.	Taking the completion of a specific amount of work as a term: from to the completion of work task. The mark of the completion of the work task is .
(II)	Probationary period is (the probationary period is included in the term of the Contract and, in case of no probationary period, please fill in “none”).

II. Content and Place of Work
The work content (post or job category) of Party B is CEO                 .
The workplace of Party B is Room 01B, 02/F, Podium Building, Guodu Golf Garden, North of Xinsha Road, Futian District, Shenzhen City

III. Working Hours, Rest and Holidays
(I)	Party A and Party B agree to decide the working hours of Party B by the following 1st way:
1.	Standard working hours system, namely working 7 hours (no more than 8 hours) per day, 35 hours (no more than 40 hours) per week and having at least one day off per week.
2.	System of working at irregular time, namely the post of Party B carries out the system of working at irregular time with the approval of administrative department of labor security.
3.
System with integrative computation of working hours, namely the post of Party B carries out the system with integrative computation of working hours with the approval of administrative department of labor security.

(II)	If Party A needs to extend working hours due to production and business, it shall execute in accordance with Article 41 ofLabor Law.
(II)	Party B is entitled to legal holidays, marriage leave, maternity leave and funeral leave by law.
(IV)	The arrangement of other rest and holidays for Party B: .

IV. Labor Remuneration
(I)
Party A establishes wage distribution system by law and notifies Party B of the same. The wage paid to Party B by Party A may not be less than the minimum wage stipulated by the municipal government for the current year.

(II)	The monthly wage of Party B is 8000 yuan (the monthly wage during probationary period is yuan) or executed in accordance with

(III)	Party A will pay Party B’s wage on the5th day of every month. Party A shall pay Party B’s wage in the form of currency at least once a month.
(IV)	The payment of Party B’s overtime wage, leave pay, and the wage under special circumstances will be executed in accordance with relevant laws and regulations.
(V)	Other agreement of Party A and Party B on wage is .

V. Social Insurances and Benefits
(I)	Party A and Party B will, in accordance with relevant national, provincial and municipal regulations, participate in social insurances and pay social insurance premiums.
(II)
If Party B suffers disease or the injury unrelated to job, Party A shall, in accordance with relevant national, provincial and municipal regulations, give Party B treatment period and benefits of treatment period.

(III)
If Party B suffers occupational disease or work-related injury, Party A shall execute in accordance withLaw of Occupational Disease Prevention and Treatment and Regulations on Work-related Injury Insurances.

(IV)	Party A provides Party B with the following benefits:, benefits of festival, etc. .

VI. Labor Protection, Labor Conditions and Protection for Occupational Hazards
(I)
Party A shall, in accordance with relevant national, provincial and municipal regulations on labor protection, provide Party B with such workplace and necessary labor protective devices as conform to national safety and health standards to protect conscientiously Party B’s safety and health in production and work.

(II)	Party A shall, in accordance with relevant national, provincial and municipal regulations, make special labor protection well for female employees and juvenile workers.
(III)	Since occupational hazards may take place while Party B is engaged in work, Party A shall take the protective measures of and organize health examination for Party B once a year.
(IV)
Party B has the right to refuse Party A’s directions against regulations and orders to work at risk; if the acts of Party A endanger life security and physical health, Party B has the right to require Party A to rectify or report to relevant department.

VII. Rules and Regulations
(I)	Party A establishes rules and regulations by law and notifies Party B of the same.
(II)
Party B shall observe relevant national, provincial and municipal laws and regulations as well as the rules and regulations established by Party A by law, complete work task on schedule, improve professional skills and comply with safe operation procedures and professional ethics.

(III)	Party B shall comply conscientiously with relevant national, provincial and municipal regulations on family planning.

VIII. Modification of Contact
The Contract may be modified in writing through mutual negotiation. The modified contract text shall be in two originals, one for each party.

IX. Cancellation and Termination of Contract
(I)	The Contract may be cancelled through mutual negotiation.
(II)	Party B may cancel the Contract by a written notice to Party A 30 days in advance; Party B may, during probationary period, cancel the Contract by a notice to Party A 3 days in advance.
(III)	In case of any of the following circumstances of Party A, Party B may cancel the Contract by a notice to Party A:
1.	Party A fails to provide labor protection or labor conditions as specified herein;
2.	Party A fails to pay labor remuneration in full promptly;
3.	Party A fails to pay social insurance premiums for Party B by law;
4.	Party A’s rules and regulations violate laws and damage Party B’s interests;
5.
Party A, by means of fraud or duress or through taking advantage of Party B’s precarious position, causes Party B to conclude or modify the Contract against Party B’s will and thus causes the Contract to be void;

6.	Party A relieves its legal liabilities and excludes Party B’s rights and thus causes the Contract to be void;
7.	Party A violates laws, administrative regulations and mandatory provisions and thus causes the Contract to be void;

8.	Other circumstances that Party B may cancel the Contract in accordance with laws and administrative regulations.
(IV)
If Party A compels Party B to work with violence, threats or illegal restriction of personal freedom; or Party A gives the directions against regulations and orders Party B to work at risk and endangers Party B’s life security, Party B may cancel the Contract promptly without any notice to Party A.

(V)	In case of any of the following circumstances of Party B, Party A may cancel the Contract:
1.	Party B is proved ineligible during probationary period;
2.	Party B violates Party A’s rules and regulations seriously;
3.	Party B neglects of duty and commits illegalities for personal gains seriously and brings material damage to Party A;
4.	Party B establishes labor relationship with other employers simultaneously and bring serious impacts to the completion of work task of Party A, or refuses to amend after Party A has pointed out;
5.
Party B, by means of fraud or duress or through taking advantage of Party A’s precarious position, causes Party A to conclude or modify the Contract against Party A’s will and thus causes the Contract to be void;

6.	Party B is investigated with criminal responsibilities by law.
(VI)	In case of any of the following circumstances, Party A may cancel the Contract by a written notice to Party B 30 days in advance or paying a monthly wage to Party B additionally;
1.	Party B suffers disease or the injury unrelated to job and, after expiration of stipulated treatment period, fails to resume the previous work or the work arranged by Party A otherwise;
2.	Party B is unqualified for work and, after training or post adjustment, is still unqualified;
3.
The objective circumstances based on which the Contract is concluded are changed materially and the Contract fails to be performed therefore; moreover, Party A and Party B fail to reach an agreement on alteration of the Contract through mutual negotiation.

(VII)
In case of any of the following circumstances, if Party A needs to reduce more 20 employees or the number of employees reduced is less than 20 but accounts for over 10% of total employees of Party A, Party A may reduce employees unless and until Party A explains the facts to labor union or the staff for their opinions and reports employees reduction plan to labor administrative department:

1.	Party A restructures in accordance with Enterprise Bankruptcy Law;
2.	Party A sustains serious difficulties in production and business;
3.	In case of conversion of production, material technological innovation or adjustment of operating mode, Party A still needs to reduces employees after alteration of the Contract;
4.	The objective circumstances based on which the Contract is concluded are changed materially and the Contract fails to be performed therefore。

(VIII)	The Contract will be terminated in case of any of the following circumstances:
1.	The Contract expires;
2.	Party B starts to enjoy basic pension insurance by law;
3.	Part B dies, or is pronounced dead or missing by a people’s court;
4.	Party A is pronounced bankrupt by law;
5.	Party A’s business license is revoked, or Party A is ordered to close down or rescinded, or Party A decides to dissolve in advance;
6.	Other circumstances stipulated by laws and administrative regulations.

X. Economic Compensation
(I)	In case of any of the following circumstances, Party A shall pay economic compensation to Party B:
1.	Party A puts forward the cancellation of the Contract in accordance with Clause (I) of Article 9 hereof and cancels the Contract through negotiation with Party B:
2.	Party B cancels the Contract in accordance with Clause (III) and (IV) of Article 9 hereof;
3.	Party A cancels the Contract in accordance with Clause (VI) of Article 9 hereof;
4.	Party A cancels the Contract in accordance with Clause (VII) of Article 9 hereof;
5.
Except as Party A maintains or raises the terms and conditions of the Contract in respect of the renewal hereof and Party B disagrees renewal, the fixed labor contract is terminated in accordance with Item 1, Clause (VIII), Article 9 hereof;

6.	The Contract is terminated in accordance with Item 4 and 5, Clause (VIII), Article 9 hereof;
7.	Other circumstances stipulated by laws and administrative regulations.
(II)
If Party A and Party B cancel or terminate the Contract, the standards of issuance of economic compensation shall be executed in accordance withLabor Contract Law and relevant national, provincial and municipal regulations. Party A shall, at the time when Party B completes work handover, pay to Party B economic compensation if any.

XI. Procedures of Cancellation and Termination of Contract
If Party A and Party B cancel or terminate the Contract, Party B shall transact work handover subject to mutual agreement. Party A shall issue written certificate to Party B by law and shall, within 15 days, handle the procedures for the transfer of achieves and social insurances of Party B.

XII. Dispute Settlement
Any labor disputes between Party A and Party B shall be settled through negotiation. In case no settlement can be reached, either party may seek for settlement from the labor union of the unit, or apply for mediation to the labor dispute mediation committee of the unit, or apply directly for arbitration to labor dispute arbitration committee. If both parties hereto have no objection to arbitration award, both parties must fulfill the same. In case either party is unwilling to accept arbitration award, such party may lodge a suit before a people’s court.

XIII. Other Matters Both Parties Deem Appropriate:

XIV. Miscellaneous
(I)	Any matters not covered herein, or any conflict between the provisions hereof and prevailing laws and regulations shall be executed in accordance with prevailing laws and regulations.
(II)	The Contract will come into force as soon as being signed and/or sealed by Party A and Party B. Any alteration or allograph without written authorization shall be null and void.
(III)	The Contract is in two originals, one for each party.

Party A: (Seal)

Legal Representative (Major Principal): Zeng Hua (Signature)

Dated:

Party B: (Signature) Wang Jing

Dated: August 31, 2011